UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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CURIS, INC.

(Name of Registrant as Specified in Its Charter)

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On May 4, 2017, Curis, Inc. filed a Current Report on Form 8-K including the following disclosure:

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 2, 2017, James R. McNab, Jr. notified the Board of Directors of Curis, Inc. (the “Company”), that, effective May 16, 2017, he will retire as the Chairman and a member of the Board of Directors. Mr. McNab’s retirement was not due to any disagreement with the Company or its management relating to the Company’s operations, policies or practices.

The Board of Directors approved a modification to Mr. McNab’s vested common stock options such that the exercise period for all such options shall be extended until May 15, 2018, unless such options expire prior to this date.

Mr. McNab was an integral part of Curis’s founding and the Company is grateful for the contributions that Mr. McNab has made during his tenure. The Board and management team join together in thanking Mr. McNab for his many years of leadership and service, and wish him well in all of his endeavors.